EXHIBIT 4.6

SPECIMEN CLASS B WARRANT CERTIFICATE

NUMBER	(SEE REVERSE LEGEND)	WARRANTS

(THIS CLASS B WARRANT WILL BE VOID IF NOT EXERCISED PRIOR
TO 5:00 P.M. NEW YORK CITY TIME, __________, 2011

MIDDLE KINGDOM ALLIANCE CORP.

CUSIP_____________
CLASS B WARRANT

THIS CERTIFIES THAT, for value received ____________is the registered holder of a Class B Warrant or Class B Warrants expiring ________, 2011 (the “Warrant”) to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Common Stock”), of Middle Kingdom Alliance Corp., a Delaware corporation (the “Company”) for each Warrant evidenced by this Class B Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) __________, 2007, such number of shares of Common Stock of the Company at the price of $5.00 per share, upon surrender of this Class B Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. The Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended, (the “Act”) with respect to the Common Stock is effective, subject to the Company satisfying its obligations under Section 7.4 of the Class B Warrant Agreement to use its best efforts. In the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle the warrant exercise. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Class B Warrant Certificate refers to the price per share at which Common Stock may be purchased at the time the Warrant is exercised.

No fraction of a share of Common Stock will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a share of Common Stock upon any exercise of a Warrant, the Company shall, upon such exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full shares of Common Stock provided for herein, there shall be issued to the registered holder hereof or his assignee a new Class B Warrant Certificate covering the number of shares of Common Stock for which the Warrant has not been exercised.

Class B Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Class B Warrant Certificate or Class B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Class B Warrant Certificate at the office or agency of the Warrant Agent, a new Class B Warrant Certificate or Class B Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Class B Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Class B Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a Stockholder of the Company until exercised.

The Company reserves the right to call the Warrant, at any time prior to its exercise, with a notice of call in writing to the Warrant holders of record, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Common Stock has been at least $16.00 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised, or tendered back to the Company by the end of the date specified in the notice of call, shall be canceled on the books of the Company and have no further value except for the $.01 call price.

By:

____________________________	______________________________
President	Secretary

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Class B Warrant Certificate, and to purchase the Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

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(PLEASE TYPE OR PRINT NAME AND ADDRESS)

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(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

____________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this Class B Warrant Certificate, that a new Class B Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________
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(SIGNATURE)

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(ADDRESS)

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(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ___________________ hereby sell, assign, and transfer unto

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(PLEASE TYPE OR PRINT NAME AND ADDRESS)

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(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

____________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Class B Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Class B Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _____________________	----------------------------------------
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS CLASS B WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.